UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2006

NEENAH PAPER, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia  30005
(Address of Principal Executive Offices / Zip Code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 11, 2006, Neenah Paper, Inc. (the “Company”) adopted the Neenah Paper Deferred Compensation Plan (the “Plan”), which will become effective on January 1, 2007.  The Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Plan is a nonqualified deferred compensation plan that allows employees that are eligible to participate in the Plan (each an “Eligible Employee”) to defer between 5% to 75% of such Eligible Employee’s salary and/or between 5% and 100% of such Eligible Employee’s bonus.

The deferred compensation obligations (“DCOs”) issuable under the Plan represent obligations of the Company to pay to participants certain compensation amounts that the participants have elected to defer.  The Plan is intended to provide participants with the ability to defer income that would otherwise be payable to them for tax planning purposes. The DCOs are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement or in a lump sum upon death or other termination of service, according to the Plan.

Subject to the terms and conditions set forth in the Plan, each participant may elect to defer eligible compensation, which will be credited to each participant’s deferral account.  Each participant is permitted to make investment elections for his deferral account from among investment funds offered under the Plan.  Amounts in a participant’s deferral accounts will be adjusted to reflect the investment performance of the selected investment fund(s). A participant’s deferral account will be 100% vested at all times.

The obligation to pay the vested balance of each Plan participant’s account shall at all times be an unfunded and unsecured obligation of the Company.  Benefits are payable solely from the Company’s general funds and are subject to the risk of corporate insolvency.  The Company may establish a grantor trust for the purpose of informally funding the Plan.  Participants will not have any interest in any particular assets of the Company by reason of any obligation created under the Plan.  A participant’s right to the DCOs cannot be transferred assigned, pledged or encumbered.

Although executive officers for whom compensation was disclosed in the Company’s most recent annual proxy statement (each a “Named Executive Officer”) are eligible to participate in the Plan, it is not currently possible to estimate the amounts payable to any Named Executive Officer under the Plan because such amounts will be determined based on the amounts the respective Named Executive Officer elects to defer as well as on the return resulting from the investment fund(s) selected by such Named Executive Officer, if such Named Executive Officer elects to participate in the Plan.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Neenah Paper Deferred Compensation Plan approved on December 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Dated: December 15, 2006	By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Neenah Paper Deferred Compensation Plan approved on December 11, 2006.